Coltec Industries




FOR IMMEDIATE RELEASE

Contacts:

Coltec Industries                   Sard Verbinnen & Co.
Investor Contact: David Harrison    Paul Verbinnen/David Reno/Debbie Miller
(704) 423-7010                      (212) 687-8080

Media Contact:  Kevin Ramundo
(704) 423-7024



                  COLTEC RESPONDS TO LETTER FROM CRANE CEO
                     ----------------------------------

          Charlotte, NC, December 22, 1998 - Coltec Industries (NYSE:COT) issued the following statement in response to a letter received today from
R. S. Evans, chairman and chief executive officer of Crane Co. (NYSE:CR):

          "Crane's letter says nothing new. Coltec and its Board of Directors stand by the binding agreement to merge with BFGoodrich, and believe that the merger is in the best interests of Coltec, its shareholders and other constituencies."

          Coltec Industries is a leading producer of aerospace and industrial products and is headquartered in Charlotte, NC.

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